UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2019

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 640-4202

(Former name or former address, if changed since last report.) Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

The applicable information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 8.01	Other Events.

On December 19, 2018, the Delaware Chancery Court issued an opinion in Sciabacucchi v. Salzberg, C.A. No. 2017-0931-JTL, invalidating a provision in the certificates of incorporation of three Delaware corporations that each purported to limit to federal court the forum in which a stockholder could bring a claim under the Securities Act of 1933, as amended (the “Securities Act”). The Delaware Chancery Court held that a Delaware corporation can only use its constitutive documents to bind a plaintiff to a particular forum where the claim involves rights or relationships that were established by or under Delaware’s corporate law.

Article VII, Section (B) of the Ninth Amended and Restated Certificate of Incorporation (the “Charter”) of Neuronetics, Inc. (the “Company”) contains a similar federal forum selection provision for the resolution of any complaint asserting a cause of action arising under the Securities Act. As such, and in light of the recent Sciabacucchi decision, the Company does not currently intend to enforce the Charter’s federal forum selection provision unless the Sciabacucchi decision is reversed on appeal. If the decision is not appealed or if the Delaware Supreme Court affirms the Delaware Chancery Court’s decision in Sciabacucchi, then the Company would intend to seek approval by its stockholders to amend the Charter at the Company’s next regularly-scheduled annual meeting of stockholders to remove from the Charter the federal forum selection provision for Securities Act claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURONETICS, INC.
(Registrant)

Date: February 27, 2019	By:	/s/ Peter Donato
	Name:	Peter Donato
	Title:	VP, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)